Exhibit 21.1

IDENTIVE GROUP INC.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
Americas:
Hirsch Electronics LLC	Delaware
ACIG TECHNOLOGY Corp.	Florida
Microtech International Inc.	Delaware
SCM Microsystems (U.S.) Inc.	Delaware
4446691 Canada Inc.	Canada
RockWest Technology Group , Inc.	Nevada
idOnDemand Inc.	Delaware

Europe:
ACIG AG	Germany
Identive Technologies AG	Germany
Identive Group GmbH	Germany
Bluehill ID AG	Germany
Identive Group AG	Switzerland
Identive Services AG	Switzerland
Multicard AG	Switzerland
Multicard Polyright S.A.	Switzerland
Multicard GmbH	Germany
Identive GmbH	Germany
Dazzle Europe GmbH	Germany
SCM Microsystems Group Ltd.	United Kingdom
SCM Microsystems Ltd.	United Kingdom
Identive Systems GmbH	Germany
Hirsch EMEA Inc.	British Virgin Islands
Multicard Netherlands B.V.	Netherlands
payment solution AG	Germany
payment solution Services GmbH	Germany
payment solution Services Ltd	United Kingdom

Asia:
Multicard Australia Pty Ltd	Australia
SCM Microsystems (Asia) Pte. Ltd.	Singapore
Identive (Japan) KK	Japan
SCM Microsystems (India) Private Limited	India
Identive Technologies (India) Pvt. Ltd.	India
SCOLIS Technologies Pte. Ltd.	Singapore
Identive Smartag Pte. Ltd.	Singapore
idOnDemand Pty Ltd	Australia

All subsidiaries of the registrant are substantially owned, directly or indirectly by Identive Group, Inc., and do business under their respective names.